Fourth Quarter and Year-End 2025 Investor Briefing April 14, 2026

Fourth Quarter and Year-End 2025 Investor Briefing Notice to Recipients Certain of the information contained in this presentation, including certain of the statements made by representatives of Oglethorpe Power Corporation (An Electric Membership Corporation) (“We”, “Oglethorpe” or “OPC”), that are not historical facts are forward-looking statements. Although Oglethorpe believes that in making these forward-looking statements its expectations are based on reasonable assumptions, Oglethorpe cautions the reader not to put undue reliance on these forward-looking statements, which are not guarantees of future performance. Forward-looking statements involve uncertainties and there are important factors, many of which are outside management’s control, which could cause actual results to differ materially from those expressed or implied by these forward-looking statements. Some of the risks, uncertainties and assumptions that may cause actual results to differ from these forward-looking statements are described under the headings “CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING INFORMATION” and “RISK FACTORS” in our Annual Report on Form 10-K for the fiscal year ended December 31, 2025, filed with the Securities and Exchange Commission on March 27, 2026. This electronic presentation is provided as of April 14, 2026. If you are viewing this presentation after that date, there may have been events that occurred after such date that could have a material adverse effect on the information that was presented. Oglethorpe undertakes no obligation to publicly update any forward-looking statements. 2

Fourth Quarter and Year-End 2025 Investor Briefing ‣ Review of 2025 & Future Outlook ‣ New Generation Update ‣ Operations Update ‣ Financial and Liquidity Update Presenters and Agenda Betsy Higgins Executive Vice President and Chief Financial Officer Annalisa Bloodworth President and Chief Executive Officer 3 Rich Wallen Executive Vice President and Chief Operating Officer

Fourth Quarter and Year-End 2025 Investor Briefing • Largest electric cooperative in the United States by assets, among other measures. • Generating assets total approximately 9,320 MW of 2026 summer planning reserve capacity. — Includes 729 MW of Member-owned generation managed by us. • Members purchase approximately 1,860 MW of renewables through Green Power EMC and from third parties, expected to be over 2,400 MW by end of 2027. • Members purchase 570 MW of federal hydropower of which 515 MW is scheduled for Members by Oglethorpe. Senior Secured/ Outlook/ Short-Term Moody’s: A3 / Stable / P-2 S&P: BBB+ / Stable / A-2 Fitch: BBB+ / Stable / F1 • 2025 revenues over $2.4 billion. • Total assets over $17 billion. • SEC filing company. • Member-owned not-for-profit Georgia electric membership corporation. • Wholesale electric provider to 38 Member distribution co-ops in Georgia. • Take or pay, joint and several Wholesale Power Contracts with Members through December 2085. — Allows for recovery of all costs, including debt service. • Members’ peak load: — Record Peak: 10,810 MW (December 2022 – Winter) — Record Summer Peak: 10,424 MW (July 2025) — 2025 Winter Peak: 10,094 MW (January) Overview of Oglethorpe Power Corporation Business Power Supply Resources Ratings Financial 4

OglethorpePower

Key Events Q1 2025 Through Q1 2026

Q1 2025

- Upgrade by Moody's to A3 (Senior Secured)
- Received Conditional Commitment for $331 Million 0% RUS Loan to Refinance Debt for Retired Plant Wansley
- Issuance of $350 Million Series 2025A Green First Mortgage Bonds
- Leadership Transition to Annalisa Bloodworth as CEO

Q2 2025

- Selected GE Vernova as OEM for Smarr CC

Q3 2025

- New summer peak of 10,424 MW (July 2025)
- Smarr CC Budget Finalized at $3.3 billion
- Smarr CC EPC Contract signed with Kiewit
- Submitted $600M RUS loan applications for general capital improvements

Q4 2025

- Completed Dual-Fuel Upgrades (Talbot & Washington; ~1,100 MW)
- Submitted $3.3 Billion RUS Loan Application for Smarr CC
- Completed first full year with Vogtle 3 & 4 in service; wholesale power cost remained below 7.5¢/kWh

Q1 2026

- Began Evaluating Additional ~713 MW Single-Unit Combined Cycle (COD ~2033)
- Began Evaluating ~209 MW Combustion Turbine (CT) (COD ~2031)
- Began evaluating over 100 MW of capacity upgrades to existing facilities
- Submitted $415M RUS Loan Application for Talbot 7

Operational Events

Financial Events

Other

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Fourth Quarter and Year-End 2025 Investor Briefing New Generation Construction – Update ‣ While natural gas prices are a key variable, the addition of our new natural gas-fired generation, with these highly efficient Smarr CC units, may reduce our overall power cost relative to our existing fleet once the new units are in service. 6 Smarr CC - 2029 ‣ 1425 MW, two-unit combined cycle generation facility, projected in-service date of 2029 ‣ Current project budget is $3.3 billion; incurred $343.5 million as of December 31, 2025 ‣ We have also signed agreements to provide firm capacity on a new natural gas pipeline infrastructure to meet the anticipated fuel needs Smarr CC site – March 2026 Talbot Unit 7 3D Model View Talbot Unit 7 CT - 2029 ‣ 240 MW, combustion turbine generation facility w/ dual-fuel capabilities, projected in-service date of 2029 ‣ Current project budget is $360 million; incurred $61.5 million as of December 31, 2025 ‣ Potential general contractors are under review.

Fourth Quarter and Year-End 2025 Investor Briefing ‣ We and our Members are considering two additional natural gas-fired resources. ‣ Combustion Turbine (CT) 2031: • Potential project to modify one of our existing facilities by constructing an additional 209-megawatt combustion turbine unit to modernize and replace one or more older units • Preliminary cost estimate for this modification is approximately $525 million to $625 million • Projected commercial operation date of 2031 ‣ Combined Cycle (CC) 2033: • Approximately 713-megawatt, one-unit combined cycle generation facility • Preliminary cost estimate for this project is approximately $2.3 billion to $2.7 billion • Projected commercial operation date of 2033 • We are evaluating additional natural gas transportation options in connection with this potential resource ‣ Each of these projects remains subject to meeting the requirements of our wholesale power contracts, including approval from our board and our members’ boards and our member subscription process. ‣ We expect that this approval process will be completed by summer 2026. 7 Potential Additional Resources – 2030s

Fourth Quarter and Year-End 2025 Investor Briefing ‣ Oglethorpe and its Members continue to explore battery storage projects and various options to help fund and/or finance these type projects. ‣ Currently Oglethorpe and its Members have approved a 75MW of utility- scale battery storage resource. ‣ The project budget for these batteries is approximately $200 million to $250 million. ‣ Oglethorpe was awarded $81 million in grant funds under the Department of Energy GRIP Program to be applied to offset the battery project cost; receipt of any grant proceeds is subject to meeting program requirements. ‣ Commercial operation dates are projected for 2029 and 2030. 8 Battery Storage Project

Fourth Quarter and Year-End 2025 Investor Briefing 9 Note: With Baconton, Washington, BC Smith, and Walton, some of our Members elected to take service at the date of acquisition and some Members elected to defer their share of output through a date no later than December 31, 2027. Capacity additions are shown in the graph when the various Members begin to schedule service from these resources, either on the date of acquisition or at the end of their respective deferral period. Looking Forward Recent or Planned Capacity Additions

Fourth Quarter and Year-End 2025 Investor Briefing Members’ Historical Load 10 Projected 2026 YTD March 27 2020 2021 2022 2023 2025 2025 2026 Days ≥ 90o 38 21 44 54 62 49 Days ≥ 95o 3 0 8 16 20 10 Days ≥ 100o 0 0 0 0 0 0 Low ≤ 25o 5 2 4 0 6 10 9 Winter - YTD Summer - Projected

Oglethorpe's Generation and Power Supply Resources

Resource		# Units	Fuel Type	Oglethorpe Ownership Share	Operator	2026 Summer Planning Reserve Capacity (MW)	2025 Average Capacity Factor
Oglethorpe Owned:							
Plant Hatch		2	Nuclear	30%	Southern Nuclear	527	92%
Plant Vogtle Units 1&2		2	Nuclear	30%	Southern Nuclear	689	98%
Plant Vogtle Units 3&4		2	Nuclear	30%	Southern Nuclear	669	89%
Plant Scherer		2	Coal	60%	Georgia Power	1,030	39%
Chattahoochee Energy Facility		1	Gas- CC	100%	Oglethorpe	527	81%
Thomas A. Smith Energy Facility		2	Gas- CC	100%	Oglethorpe	1,295	73%
Bobby C. Smith Energy Facility		1	Gas- CC	100%	Oglethorpe	527	67%
Doyle Generating Plant		5	Gas – CT	100%	Oglethorpe	272	1%
Hawk Road Energy Facility		3	Gas – CT	100%	Oglethorpe	478	17%
Hartwell Energy Facility		2	Gas/Oil – CT	100%	Oglethorpe	305	3%
Talbot Energy Facility		6	Gas/Oil – CT	100%	Oglethorpe	676	7%
Washington County		2	Gas/Oil – CT	100%	CAMS	326	12%
Baconton Energy Facility		1	Gas/Oil – CT	100%	NAES	44	12%
Walton Energy Facility		3	Gas – CT	100%	Oglethorpe	450	15%
Rocky Mountain Pumped Storage Hydro		3	Hydro	74.61%	Oglethorpe	817	17%
	Subtotal	37				8,588	
Member Owned/Oglethorpe Operated:							
Smarr / Sewell Creek		6	Gas - CTs	-	Oglethorpe	729	
Member Contracted/Oglethorpe Scheduled:							
Southeastern Power Administration (SEPA) [(a)]		-	Hydro	-		515	-
Grand Total		**43**				**9,832**	

(a) Each of the Members, other than Flint, has designated Oglethorpe to schedule its energy allocation from SEPA. Members' total allocation is 570 MW, of which Oglethorpe schedules 515 MW.

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Fourth Quarter and Year-End 2025 Investor Briefing Strengthening Reliability with Dual-Fuel ‣ Talbot and Washington dual-fuel projects were both completed on time and under budget. ‣ ~70 hours of fuel oil-backed generation added at each site ‣ During the January 2026 extreme winter weather, we burned 5 million gallons of oil over eight days, increasing our resiliency and saving Members $15 million compared to temporarily increased natural gas prices. 12

Fourth Quarter and Year-End 2025 Investor Briefing ‣ Oglethorpe and its Members are considering capacity upgrades to some of our existing generation resources. These upgrades include multiple CT facilities and Plant Vogtle units 1 and 2. ‣ The total of these upgrades would increase both summer and winter planning capacity more than 100 MW over the 2027-2031 period. ‣ These additional MWs are achieved with relatively low capital investment compared to new MWs of the same resource type. ‣ Some of the CT upgrade projects remain subject to meeting the requirements of our wholesale power contracts, including approval from our board and our members’ boards and our member subscription process. ‣ We expect that this approval process will be completed by summer 2026. 13 Capacity Upgrades

Fourth Quarter and Year-End 2025 Investor Briefing Oglethorpe’s Diversified Power Supply Portfolio 14

Fourth Quarter and Year-End 2025 Investor Briefing Coal Nuclear • Achieved top quartile for equivalent forced outage rate Capacity Factors: • Vogtle Units 1 and 2: 97.7% • Vogtle Units 3 and 4: 89.2% • Plant Hatch: 91.5% 2025 Plant Operations Highlights 15 OPC-Operated Fleet Natural Gas Hydro • CT fleet achieved 99.5% starting reliability, with more than 2,700 starts • CC fleet achieved top-decile summer performance with 98.3% availability • 99.92% Starting reliability • 100% Winter peak season availability

Fourth Quarter and Year-End 2025 Investor Briefing Capacity Factor Comparison 16 (a) Vogtle Unit 4 was placed in service on April 29, 2024. Therefore, the 2024 capacity factor shown only includes Vogtle 4 operation from May through December. (b) Washington was acquired in December 2022, and its output was sold off-system under a tolling agreement with Georgia Power through May 31, 2024. Therefore, 2024 capacity factor shown only includes the operation from June to December. (c) Acquisition of Walton County Energy Facility closed in June, 2024. Therefore, 2024 capacity factor shown only includes operation from July through September.

Fourth Quarter and Year-End 2025 Investor Briefing Credit Ratings ‣ Credit ratings or outlooks have been improving since the commercial operation of Vogtle Unit 3 and 4. Most recently: • Moody’s rating was upgraded from Baa1 to A3 (January 2025) • Fitch rating was upgraded from BBB to BBB+ (June 2024) 17 Moody’s Standard & Poor’s Fitch A3 Stable Outlook BBB+ Stable Outlook BBB+ Stable Outlook Current Credit Ratings for Secured Long-Term Debt

OglethorpePower

Income Statement Excerpts

($ in thousands)	Year Ended Dec 31, 2025	12/31/2024-12/31/2025 % Change	Year Ended December 31, 2024	2023	2022
Statement of Revenues and Expenses:					
Operating Revenues:					
Sales to Members - Capacity	$1,603,888	6.8%	$1,501,903	$1,082,368	$984,036
Sales to Members - Energy	838,802	30.3%	643,619	599,198	990,647
Total Sales to Members	$2,442,690	13.9%	$2,145,522	$1,681,566	$1,974,683
Sales to non-Members	98,502	171.2%	36,325	58,619	155,454
Operating Expenses:	2,004,647	18.0%	1,698,351	1,463,119	1,936,086
Other Income	44,482	-34.0%	67,390	81,049	72,244
Net Interest Charges	525,672	9.4%	480,385	292,325	204,591
Net Margin	**$55,355**	-21.5%	**$70,501**	**$65,790**	**$61,704**
Margins for Interest Ratio[a]	**1.10**		**1.14**	**1.14**	**1.14**
Sales to Members					
Energy Cost (cents/kWh)	**2.54**	**22.1%**	**2.08**	**2.12**	**3.86**
Average Power Cost (cents/kWh)	**7.38**	**6.7%**	**6.92**	**5.94**	**7.70**
Sales to Members (MWh)[b]	**33,086,185**	**6.7%**	**31,001,082**	**28,289,147**	**25,634,984**

(a) Margins for Interest ratio is calculated on an annual basis and is determined by dividing Oglethorpe's Margins for Interest by Interest Charges, both as defined in Oglethorpe's First Mortgage Indenture. The Indenture obligates Oglethorpe to establish and collect rates that, subject to any necessary regulatory approvals, are reasonably expected to yield a Margins for Interest ratio equal to at least 1.10 for each fiscal year. In addition, the Indenture requires Oglethorpe to show that it has met this requirement for certain historical periods as a condition for issuing additional obligations under the Indenture. Oglethorpe increased its Margins for Interest ratio to 1.14 each year, starting in 2010, above the minimum 1.10 ratio required by the Indenture. For 2025 and 2026, our board of directors approved a budget to achieve a 1.10 margins for interest ratio.

(b) Includes energy supplied to our Members for resale at wholesale and energy we supplied to our own facilities. Excludes test energy supplied to Members. Revenues and costs associated with test energy were capitalized.

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Fourth Quarter and Year-End 2025 Investor Briefing Rate Structure Assures Recovery of All Costs + Margin • Formulary Rate under Wholesale Power Contract • Minimum MFI ratio requirement of 1.10x under First Mortgage Indenture Expense Type Components Recovery Timeframe Variable Fuel, Variable O&M 30 – 60 days Fixed Margin, Interest, Depreciation, Fixed O&M, A&G • Billed on levelized annual budget • Trued up to actuals at year end • Oglethorpe budgets conservatively Key Points: • Cost inputs not subject to any regulatory approvals. • Formula changes subject to RUS & DOE approval but are infrequent. • Prior period adjustment mechanism covers any year-end shortfall below the required 1.10 MFI ratio (board approval not required; to date, has never needed to be used). 19

Fourth Quarter and Year-End 2025 Investor Briefing Balance Sheet Excerpts (a) The equity ratio is calculated, pursuant to Oglethorpe’s First Mortgage Indenture, by dividing patronage capital and membership fees by total capitalization plus unamortized debt issuance costs and bond discounts and long-term debt due within one year (Total Long-Term Debt and Equities in the table above). Oglethorpe has no financial covenant requirement to maintain a minimum equity ratio; however, a covenant in the Indenture restricts distributions of equity (patronage capital) to its Members if its equity ratio is below 20%. Oglethorpe also has covenants in three credit agreements that require a minimum total patronage capital, with the highest such requirement being $900 million. The equity ratio is less than that of many investor-owned utilities because Oglethorpe operates on a not-for-profit basis and has a significant amount of authority to set and change rates to ensure sufficient cost recovery to produce margins to meet financial coverage requirements. December 31, ($ in thousands) 2025 2024 Balance Sheet Data: Assets: Electric Plant: Net Plant in Service $12,032,472 $11,989,581 CWIP 787,886 320,167 Nuclear Fuel 408,556 402,328 Total Electric Plant $13,228,914 $12,712,076 Total Investments and Funds 1,641,977 1,492,372 Total Current Assets 1,147,079 1,109,969 Total Deferred Charges 1,131,829 1,163,121 Total Assets $17,149,799 $16,477,538 Capitalization: Patronage Capital and Membership Fees $1,383,773 $1,328,418 Long-term Debt and Finance Leases 12,087,441 12,167,367 Other 39,383 37,625 Total Capitalization $13,510,597 $13,533,410 Total Current Liabilities 1,434,530 936,414 Total Deferred Credits and Other Liabilities 2,204,672 2,007,714 Total Equity and Liabilities $17,149,799 $16,477,538 Total Capitalization $13,510,597 $13,533,410 Plus: Unamortized Debt Issuance Costs and Bond Discounts on LT debt 120,065 120,328 Plus: Long-term Debt and Finance Leases due within one year 391,726 398,979 Total Long-Term Debt and Equities $14,022,388 $14,052,717 Equity Ratio(a) 9.9% 9.5% 20

Fourth Quarter and Year-End 2025 Investor Briefing Total Secured Debt 21

OgletherpePower

RUS and DOE Loan Summaries as of March 31, 2026

RUS-Guaranteed Loans[(a)]

Purpose/Use of Proceeds	Approved/ Pending Approval	Advanced	Remaining Amount
Current Loans			
General & Environmental Improvements - (2 loans)	$1,386M	$867M	$519M
Walton Acquisition [(b)]	$80M	$0M	$80M
	$1,466M	$867M	$599M
Pending Loans			
General & Environmental Improvements - (2 loans) [(c) (d)]	$600M	$0M	$600M
Smarr CCs Construction [(e)]	$3,324M	$0M	$3,324M
Talbot 7 CT Construction [(f)]	$415M	$0M	$415M
	$4,339M	$0M	$4,339M
Total Current & Pending RUS Loans	**$5,805M**	**$867M**	**$4,938M**

$2.8B Total RUS Debt Outstanding, Average Interest Rate of 3.570%

(a) RUS-guaranteed loans are funded through the Federal Financing Bank and made at comparable Treasury plus 0.125%
(b) Loan closed February 24, 2026. We expect to fully fund this loan in Spring 2026
(c) $112.6M loan for general capital improvements at Vogtle Units 3 & 4; conditionally committed February 20, 2026, initial funding expected 2027
(d) $487.4M loan for general capital improvements at all sites excluding Vogtle Units 3 & 4; application submitted July 2025, pending RUS approval
(e) Submitted application in December 2025 for Smarr CCs
(f) Submitted application in February 2026 for Talbot 7 CT

DOE-Guaranteed Loans for Vogtle 3&4 Construction

Total Debt Outstanding $3.9B
Average Interest Rate 2.936%

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Fourth Quarter and Year-End 2025 Investor Briefing Oglethorpe’s Bank Credit Facilities 23 (a) The secured term loan amount is $250 million, however, any outstanding advances under the CFC $110 million unsecured line of credit reduce the amount that can be borrowed under the term loan; therefore we show only $140 million of the secured term loan as being available.

Fourth Quarter and Year-End 2025 Investor Briefing Oglethorpe’s Available Liquidity • Represents 282 days of liquidity on hand. (a) $40.53 million of Oglethorpe’s Tax-Exempt Bonds are in a weekly variable rate backed by Oglethorpe’s own liquidity, which we are reserving to support these bonds. 24

Fourth Quarter and Year-End 2025 Investor Briefing Liquidity Strategy for Construction Period 25 ‣ Oglethorpe intends to maintain strong liquidity to support construction spending and potential delays in long-term financing, as well as ongoing corporate liquidity needs. ‣ Current liquidity is supported by $1.7 billion of bank credit facilities, including a $1.275 billion syndicated revolver backing the commercial paper program. ‣ Short-term borrowings expected to increase materially during the construction period prior to long-term financing. • Current projections indicate peak short-term borrowings could exceed $3.2 billion. • We expect RUS to serve as the primary source of long-term financing, with capital markets financing utilized for any remaining needs. ‣ Pursuing a multi-pronged liquidity strategy, including: • Extension of bank credit facilities • Incremental bank term loan financing • Opportunistic access to capital markets ‣ Current plans include a potential ~$800-900 million of combined capital markets financings for intermediate-term and long-term needs related to Smarr CC as well as intermediate-term needs for existing fleet (expected Q3–Q4 2026).

Fourth Quarter and Year-End 2025 Investor Briefing Recent and Upcoming Financial Activity 26 Completed in 2025 Q1 • Received conditional commitment from RUS for up to $331 million 0% loan to refinance debt related to the retired Wansley coal plant. • $350 million Green First Mortgage Bonds for Vogtle 3&4 (final issuance for Vogtle 3&4) • $272 million remarketing of Burke Series 2013A and 2017E Bonds and Monroe 2013A Bonds in Term Rate mode • $41 million remarketing of Appling Series 2013A Bonds into a Weekly Rate mode (VRDBs) with self liquidity Q3 • Submitted two loan applications to RUS for general capital improvements in the amount of $620 million. Q4 • Submitted $3.3 billion loan application to RUS for construction of Smarr CC. Activity in 2026 Q1 • Submitted loan application for Talbot Unit 7 (approximately $415 million). Q3-Q4 • Potential ~$800-900 million of combined capital markets financings for intermediate-term and long-term needs related to Smarr CC as well as intermediate-term needs for existing fleet. • Potential extension and amendment of syndicated bank credit facility. • Anticipate closing on and funding on 0% RUS loan to refinance $331 million of debt related to the retired Wansley coal plant.

Fourth Quarter and Year-End 2025 Investor Briefing 27

Fourth Quarter and Year-End 2025 Investor Briefing • A link to this presentation will be posted on Oglethorpe’s website www.opc.com. • Oglethorpe’s SEC filings, including its annual reports on Form 10-K, quarterly reports on Form 10-Q, and current reports on Form 8-K are made available on its website. • Oglethorpe’s ESG Reports along with its qualitative and quantitative EEI ESG/Sustainability Reports are available on its website. • Member information is generally filed as an exhibit to Form 10-Q for the first or second quarter of each year. (Exhibits are available on EDGAR but not on Oglethorpe’s website.) 2024 Member information was filed in an exhibit to Form 10-Q for the second quarter of 2025. • For additional information please contact: Additional Information 28 Investor Contacts Name Title Email Address Phone Number Betsy Higgins Executive Vice President and Chief Financial Officer betsy.higgins@opc.com 770-270-7168 Joe Rick Sr. Director, Capital Markets and Investor Relations joe.rick@opc.com 770-270-7240 Cheri Garing Senior Vice President, Planning cheri.garing@opc.com 770-270-7204 Media Contact Name Title Email Address Phone Number Blair Romero Director, Corporate Communications blair.romero@opc.com 770-270-7290